UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2007

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

        New York                                                           13-3131650

        (State or other jurisdiction of

            (I.R.S. Employer

         incorporation)

             Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition.

On July 26, 2007, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing the Company’s results for the second quarter ended June 30, 2007.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated July 26, 2007

Limitation on Incorporation by Reference

In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated: July 27, 2007

By:       /s/ DAVID P. EDELMAN

Name:  David P. Edelman

Title:    Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated July 26, 2007

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

--Kenneth Cole Productions, Inc. Reports 2007 Second Quarter Results--

--Company Reports 2Q Revenues of $118.9 Million--

--Reports 2Q Earnings Per Share of $0.16, In-Line With Guidance--

--Board Approves Quarterly Dividend of $0.18 Per Share--

New York, New York, July 26, 2007 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the second quarter ended June 30, 2007.  The Company’s second quarter net revenues were $118.9 million, a decrease of 12.1% versus the year ago level of $135.3 million.  The year ago period benefited, as the Company has previously noted, by approximately $7 million of first quarter orders that were shipped in the second quarter due to the start-up of a new distribution facility.  Excluding this $7.0 million, revenues would have decreased 7.3%. Gross margin percentage for the second quarter was up 240 basis points to 44.3%, versus the year ago level of 41.9%. Operating income in the second quarter decreased to $3.8 million versus $8.1 million in last year's second quarter, in part, due to increased expenses for the in-house development of the men’s sportswear business, the reduction in royalties and marketing contribution from our men’s sportswear licensee and the shift in shipments noted above. Second quarter earnings per fully-diluted share were $0.16 versus the year-ago second quarter earnings of $0.32 per share, and in line with guidance.

Comparable store sales declined less than 1%, which reflects continued improvement from prior periods. Consumer Direct revenues for the second quarter were flat compared to the prior year at $41.2 million, while inventory receipts were down more than 15%.

Licensing revenue for the second quarter increased by 2.2% to $10.6 million versus $10.4 million in the same quarter of the prior year.   Wholesale revenues for the second quarter were $67.1 million, down 19.8% versus the prior year's level of $83.7 million.  Excluding the $7 million of shift in shipments from last year noted earlier Wholesale revenues would have decreased 12.5%.

 SG&A expenses for the second quarter increased by less than 1% to $48.9 million.

The Company's consolidated inventories decreased 3.3% to $49.3 million at June 30, 2007 versus the year ago level of $51.0 million. Consumer Direct inventories decreased 11.3% to $21.3 million from $24.0 million in the prior year, while Wholesale inventories increased 3.7% to $28.0 million from $27.0 million last year. The Company is comfortable with the level and content of its inventories.

The Company’s balance sheet remains strong with cash and marketable securities of $120 million at June 30, 2007, $28 million higher than a year ago.  There is no long-term debt.

Chairman and Chief Executive Officer Kenneth Cole said, "Although our results were in line with our guidance and we have made some progress, we clearly have much to do. I’m confident that the investments we are making will pay off and will generate the desired improvement in our operating results.”

Also today, the Company issued financial guidance for the third fiscal quarter; the Company expects to report net revenues in the range of $130 million to $135 million and earnings per fully-diluted share in the range of $0.15 to $0.18. Included in this guidance is approximately $.12 of non-cash stock compensation charges and incremental expenses for the development and production of men’s sportswear.

The Company announced today that its board of directors had approved its quarterly dividend of $0.18 per share.  The dividend is payable on September 13, 2007 to shareholders of record as of August 23, 2007.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the registered trademarks KENNETH COLE NEW YORK, KENNETH COLE REACTION, UNLISTED and TRIBECA as well as footwear under the proprietary trademark GENTLE SOULS and under the licensed trademark BONGO. The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel, as well as fragrances, timepieces, eyewear, housewares, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce. Further information can be found at http://www.kennethcole.com.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

                      Kenneth Cole Productions, Inc.

                   (Unaudited)

(In thousands, except

              Quarter Ended                        6 Months Ended

Per share amounts)
	6/30/07	6/30/06	6/30/07	6/30/06
Net Sales	$108,337	$124,877	$228,205	$237,078
Licensing Revenues	10,612	10,384	20,082	20,758
Total Revenue	$118,949	$135,261	$248,287	$257,836
Gross Profit	$ 52,725	$ 56,736	$105,279	$108,033
Selling, Gen’l & Admin.	_ 48,906	_ 48,591	_ 97,127	_ 96,238
Operating Income	3,819	8,145	8,152	11,795
Interest and other income	1,554	1,274	2,815	2,526
Income before taxes	5,373	9,419	10,967	14,321
Income tax expense	2,069	2,932	4,223	4,770
Net Income	$ 3,304	$ 6,487	$ 6,744	$ 9,551

Net Income per share: Basic	$ .16	$ .32	$ .33	$ .47
Diluted	$ .16	$ .32	$ .33	$ .47
Average Shares Outstanding: Basic	20,225	20,133	20,152	20,121
Average Shares Outstanding: Diluted	20,566	20,412	20,480	20,417

Balance Sheet Data:

                                      June 30, 2007                June 30, 2006

Cash & Marketable Securities

$   120,467

             $        92,220

Due from Factor/Accounts Receivable

$     45,809

$        62,899

Inventory

$     49,261                     $        50,965

Total Assets

$   364,247                     $      346,767

Working Capital

$   176,045

$      159,173

Accounts Payable

$     31,741

$        39,255

Long-term Debt

$             0                      $

      0

Total Shareholders’ Equity

$   263,808                     $      244,333